Exhibit 5.1
PILLSBURY WINTHROP SHAW PITTMAN LLP
2475 Hanover Street
Palo Alto, California 94109
December 22, 2006
Tvia, Inc.
4001 Burton Drive
Santa Clara, California 95054
     Re:     Registration Statement on Form S-1
Ladies and Gentlemen:
We are acting as counsel for Tvia, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-139184) relating to the registration under the Securities Act of 1933 (the “Act”) of (i) up to 4,770,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Shares”) and (ii) up to 864,500 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of certain warrants to purchase Common Stock issued by the Company pursuant to the Securities Purchase Agreement dated as of August 15, 2006 between the Company and certain stockholders of the Company, all of which are to be offered and sold by certain stockholders of the Company (collectively the “Selling Stockholder Shares”). Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”
We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for this opinion. On the basis of the foregoing and the assumptions set forth below, and subject to the other qualifications and limitations set forth herein, we are of the opinion that (i) the Shares have been duly authorized and validly issued and are fully paid and nonassessable and (ii) the Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Securities Purchase Agreement for the consideration set forth therein, will be validly issued, fully paid and nonassessable.
This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP